UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2017

BIOLASE, INC.

Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Cromwell, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 30, 2017, BIOLASE, Inc. (the “Company”) issued a press release announcing that the subscription period for its previously announced rights offering to holders of shares of its common stock expired at 5:00 p.m., Eastern Time, on November 29, 2017, and these rights are no longer exercisable. The Company received basic subscriptions and over-subscriptions for a total of 26,307,719 shares, exceeding the 26,302,703 shares offered in the rights offering. Available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right. Based on the review of results provided by the Company’s subscription agent, Computershare, Inc., the Company estimates that it will receive aggregate gross proceeds from the rights offering of approximately $12.0 million. The results of the rights offering and the Company’s estimates regarding the aggregate gross proceeds of the rights offering to be received by the Company are preliminary and subject to finalization and verification by its subscription agent.

The Company expects the subscription agent to distribute the shares and the sale proceeds during the week of December 4th.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state. A registration statement relating to the newly subscribed shares was declared effective by the Securities and Exchange Commission (the “SEC”) on November 8, 2017. The rights offering was made only by means of a prospectus filed by the Company with the SEC on November 9, 2017.

Statements contained in this Current Report on Form 8-K that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this Current Report on Form 8-K concerning prospects related to the Company’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s current expectations regarding existing trends, and its strategic initiatives, and speak only as of the date of this Current Report on Form 8-K. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in the Company’s reports filed with the SEC. The Company does not undertake any responsibility to revise or update any forward-looking statements contained herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Registrant on November 30, 2017, entitled “BIOLASE Announces Expiration of Rights Offering” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, Inc.

	By:	/s/ John R. Beaver
Date: November 30, 2017		Name: John R. Beaver
Title: Senior Vice President & Chief Financial Officer